                                                                   Exhibit 10(d)

                                PROMISSORY NOTE


                                                              December 3, 1997

      FOR VALUE RECEIVED, REGENT COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), promises to pay to the order of CITICASTERS CO., an Ohio corporation (the "Lender"), at the Lender's offices at Twelfth Floor, 50 E. RiverCenter Boulevard, Covington, Kentucky 41011, or such other address as the holder hereof shall have designated to the Borrower, the principal sum of the lesser of One Million Five Hundred Thousand and xx/100 ($1,500,000) Dollars, or the proceeds, net of Borrower's reasonable expenses, received by Borrower from a sale of the WSSP Assets (as that term is defined in the Agreement Concerning Purchase of WRFQ(FM) and WSUY(FM), Option to Purchase WSSP(FM) and Loan Agreements, dated August 18, 1997, between Borrower and Lender (the "Agreement")) deemed to be commercially reasonable either by Lender or by the Panel (as that term is defined in the Agreement), pursuant to Sections 6 and 7 of the Agreement, payable on the Maturity Date, defined as the earlier of: (a) December 3, 2002 or (b) the date of the sale and transfer of the WSSP Assets by Borrower to a Third Party Purchaser (as that term is defined in the Agreement) as provided for in Sections 5 of the Agreement. Interest on the unpaid principal balance of this Promissory Note after the Maturity Date shall accrue at a rate per annum of 10%. This Promissory Note shall not bear interest prior to the Maturity Date.

      Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed. In no event shall the interest rate hereunder exceed the highest rate permitted by law. All payments shall be made in immediately available funds. Payments shall be made at the Lender's place of business, 50 EAST RIVERCENTER BOULEVARD, 12TH FLOOR, COVINGTON, KENTUCKY 41011, or at such other place as the holder of this Promissory Note may designate in writing to the Borrower from time to time. This Note may be prepaid in whole or in part without penalty. All payments of principal and interest on this Promissory Note shall be payable in lawful currency of the United States of America, in immediately available funds.

      Each of the following shall be an Event of Default: (a) the failure of the Borrower to pay any sum owing hereunder when due, time being of the essence; (b) Borrower defaults in its required performance under the Security Agreement of even date herewith between Lender and Borrower (the "Security Agreement"); (c) the entry of a decree or order for relief by a court in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, custodian, trustee or similar official for Borrower or for any substantial part of its property, or ordering the wind-up or liquidation of its affairs; or the filing of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; (d) the commencement by Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the making by it of any general assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the insolvency of Borrower; or (e) an event of default under any other security agreement, mortgage, guaranty or other instrument which by its terms secures or guarantees this Promissory Note.

      If an Event of Default described in (c) or (d) above shall occur, the entire unpaid principal and all accrued interest on this Promissory Note shall become automatically due and payable without the need for any act by the Lender. If an Event of Default described in (a), (b) or (e) above shall occur, the Lender may at its option declare the entire unpaid principal and all accrued interest on this Promissory Note to be immediately due and payable, without demand or notice of any kind.

      Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Promissory Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

      No delay on the part of the Lender or any other holder of this Promissory
Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Promissory Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender or any other holder hereof.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, notice of dishonor and notice of the existence, creation or nonpayment of all or any of the loans or advances evidenced hereby.

                           [SIGNATURE ON NEXT PAGE]

      This Promissory Note shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Kentucky.

"Borrower"

REGENT COMMUNICATIONS, INC.



By_______________________________
Title____________________________





                                    - 3 -